UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2015

ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-26068	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Newport Center Drive, 12th Floor Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (949) 480-8300
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On December 21, 2015, Matthew Vella, Chief Executive Officer, President and a director of Acacia Research Corporation (the “Company”) notified the board of directors of the Company (the “Board of Directors”) of his intent to resign as Chief Executive Officer, President and as a director, effective immediately.
On December 21, 2015, the Board of Directors appointed Marvin Key, age 55, Chief Executive Officer of Acacia Research Group, LLC (“ARG”), a wholly-owned operating subsidiary of the Company, to serve as the Company’s interim Chief Executive Officer until the Board of Directors appoints a permanent replacement for Mr. Vella. The Board of Directors has commenced a search for a permanent Chief Executive Officer to replace Mr. Vella and will engage an independent executive search firm to assist in the process.
Mr. Key joined the Company in 2005 as Senior Vice President. He was appointed Chief Executive Officer of ARG in January 2013. Mr. Key, with over 20 years of Wall Street experience, has a finance background and extensive experience in capital markets. Mr. Key was previously affiliated with Thomas Weisel Partners, LLC, a San Francisco investment bank. Prior to that, over a ten-year period, Mr. Key held various positions with New York investment banks, Salomon Brothers and Lehman Brothers. Mr. Key is a Chartered Financial Analyst, attended Clemson University and holds an MBA from Southern Methodist University.

To assist Mr. Key during the transition process, the Board of Directors has created a new Office of the Chairman which will be comprised of Edward W. Frykman, Robert L. Harris, II, and G. Louis Graziadio. The Office of the Chairman will also actively participate in the search for a permanent Chief Executive Officer to replace Mr. Vella.

There are no arrangements or understandings between Mr. Key and any other person or persons pursuant to which Mr. Key was appointed as interim Chief Executive Officer, and there is no family relationship between Mr. Key and any other director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Mr. Key is party to an employment agreement with ARG pursuant to which he received $391,317 of base salary, $7,525 of bonus compensation and $388,800 of restricted stock awards during the last fiscal year. Except for the foregoing employment agreement and the compensation resulting therefrom, there are no transactions between the Company and Mr. Key that are reportable pursuant to Item 404(a) of Regulation S-K. The Company did not enter into or materially amend any material plan, contract or arrangement with Mr. Key in connection with his appointment as interim Chief Executive Officer.
Item 7.01 Regulation FD Disclosure.
On December 22, 2015, the Company issued a press release announcing Mr. Vella’s resignation from the Company and Mr. Key’s appointment as interim Chief Executive Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B. 2 of Form 8-K, the information in this Item 7.01, and Exhibit 99.1 hereto, are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Acacia Research Corporation on December 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:    December 22, 2015                ACACIA RESEARCH CORPORATION

By:    /s/ Edward Treska
Senior Vice President, General Counsel and Secretary